Exhibit 10.3

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED GENERAL CONTINUING GUARANTY

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED GENERAL CONTINUING GUARANTY (this "Amendment") is entered into as of June 11, 2013, by and among TELOS CORPORATION, a Maryland corporation ("Telos"), XACTA CORPORATION, a Delaware corporation ("Xacta"; Telos and Xacta are each a "Borrower" and collectively, the "Borrowers"), UBIQUITY.COM, INC., a Delaware corporation ("Ubiquity"), TELOWORKS, INC., a Delaware corporation ("Teloworks"; Ubiquity and Teloworks are each, a "Credit Party" and collectively, the "Credit Parties"; the Credit Parties and the Borrowers are each, a "Company" and collectively, the "Companies"), and WELLS FARGO CAPITAL FINANCE, LLC, (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.), as agent ("Agent") for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the "Lenders") are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of May 17th, 2010, (as amended, restated or otherwise modified from time to time, the "Loan Agreement");

WHEREAS, Ubiquity and Teloworks have executed and delivered that certain Amended and Restated Continuing Guaranty dated as of April 3, 2008 and effective as of March 31, 2008 (which is the "Joint and Several Guaranty" defined in the Loan Agreement) in favor of Agent and Lenders (as amended, restated or otherwise modified from time to time, the "Guaranty");

WHEREAS, subject to the terms and conditions contained herein, Agent, Required Lenders and Borrowers have agreed to amend the Loan Agreement and the Guaranty in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.             Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended in the following respects:

(a)          A new sentence is added to the end of Section 4.1 of the Loan Agreement as follows:

Notwithstanding anything to the contrary contained in the foregoing, the security interest in the Collateral granted pursuant to this Section 4.1 shall not secure any Excluded Swap Obligations (as defined in the Joint and Several Guaranty).

(b)           A new Section 5.25 is added to the end of Article 5 of the Loan Agreement as follows:

5.25.      Hedge Agreements.  On each date that any Hedge Agreement is entered into, each Company satisfies all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

(c)           Section 7.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.11       Distributions

Other than distributions or declaration and payment of dividends by a Company to a Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, exchange for Indebtedness, or retire any of any Company's Stock, of any class, whether now or hereafter outstanding (provided that (a) all or a portion of the Private Preferred Stock may be redeemed so long as (i) the Obligations are contemporaneously repaid in full in accordance with Section 3.6 or (ii) such portion of the Private Preferred Stock is redeemed after June 11, 2013 and prior to July 31, 2013 so long as (A) no Event of Default has occurred and is continuing, (B) the redemption price for such Private Preferred Stock reflects a discount from par value of at least 10%, (C) Administrative Borrower has provided written evidence in form and substance satisfactory to Agent of pro forma compliance by Borrowers with the financial covenants in Section 7.20, (D) with respect to holders of Private Preferred Stock that are parties to a standby agreement with Agent, such holders have executed a consent letter in form and substance satisfactory to Agent and (E) the aggregate price paid to redeem such Private Preferred Stock pursuant to this clause (ii) does not exceed $2,000,000 and (b) Telos ID may make distributions to Parent and to the Class B Member in an amount not to exceed the net profit of Telos ID for any applicable period of determination).

3.             Amendments to Guaranty.  Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Guaranty is amended in the following respects:

(a)           The definition of "Guarantied Obligations" set forth in subsection 1(a) of the Guaranty is hereby amended to add a new sentence at the end of said definition as follows:

Notwithstanding anything to the contrary contained in the foregoing, Guarantied Obligations shall exclude any Excluded Swap Obligation.

(b)           The following definitions are added to subsection 1(a) in the applicable alphabetical order as follows:

Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Excluded Swap Obligation" means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor's failure to constitute an "eligible contract participant" at such time.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Company that has total assets exceeding $10,000,000 at the time the relevant guaranty, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Swap Obligation" means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

(c)            A new Section 27 is added to the Guaranty as follows, and each Borrower hereby agrees that it is hereafter deemed a party to the Guaranty for purposes of making the agreements set forth in such Section 27 as a "Company" in favor of Agent and Lenders:

27.           Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Company to guaranty and otherwise honor all Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 27, or otherwise under the Loan Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Guarantied Obligations. Each Qualified ECP Guarantor intends that this Section 27 constitute, and this Section 27 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Company for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4.            Ratification.  This Amendment, subject to satisfaction of the conditions set forth in Section 5 hereof, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5.              Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a)           Each party hereto shall have executed and delivered this Amendment to Agent;

(b)          Agent shall have received the fee described in Section 6 hereof (which may be charged by Agent to the Borrowers' loan account as an Advance on the date hereof);

(c)           Borrowers shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(d)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(e)           All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

6.             Amendment Fee.  To induce Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable fee equal to $5,000, which shall be due and payable on the date hereof.  Borrowers hereby authorize Agent to charge such amendment fee to the Borrowers' loan account as an Advance on the date hereof.

7.             Reaffirmation and Confirmation.  Each Company hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Company, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Company hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Company in all respects.

8.             Miscellaneous.

(a)           Warranties and Absence of Defaults.  To induce Agent and Lenders to enter into this Amendment, each Company hereby represents and warrants to Agent and Lenders that:

(i)            The execution, delivery and performance by it of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by‑laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii)           each of the Loan Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of each Company party thereto enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii)          the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(iv)         each Company has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or Default has occurred.

(b)           Expenses.  Each Company hereby agrees that Companies, jointly and severally, shall pay on demand all costs and expenses of Agent and each Lender (including the reasonable fees and expenses of outside counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  In addition, each Company hereby agrees that Companies, jointly and severally, shall pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c)           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(d)           Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by electronic transmission of a portable document file (PDF) or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

9.             Release.

(a)           In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company on behalf of itself and such Company's successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)           Each Company hereby acknowledges and agrees that such Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each Company hereby acknowledges and agrees that such Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC. (successor by merger to Wells Fargo Capital Finance, Inc.), as Agent and as a Lender

By	/s/ David Sanchez
Name: David Sanchez
Title: Director

BORROWERS:

TELOS CORPORATION,
a Maryland corporation

By	/s/ Jefferson V. Wright
Title: Jefferson V. Wright, EVP, General Counsel

XACTA CORPORATION,
a Delaware corporation

By	/s/ Jefferson V. Wright
Title: Jefferson V. Wright, EVP, General Counsel

CREDIT PARTIES:

UBIQUITY.COM, INC.,
a Delaware corporation

By	/s/ Jefferson V. Wright
Title: Jefferson V. Wright, EVP, General Counsel

TELOWORKS, INC.,
a Delaware corporation

By	/s/ David Easley
Title: David Easley, President

Signature Page to Third Amendment to Second Amended and Restated Loan and Security Agreement